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                                                                     Exhibit 4.5

                                OPTION AGREEMENT

THIS AGREEMENT made and entered into as of this __th day of ____ 1999, by and between:

                  ZipLink, Inc., a Delaware corporation with offices at 900 Chelmsford Street, Tower One, Fifth Floor, Lowell Massachusetts 01851 (the "Company"); and

                  ____________________, an employee of the Company ("Optionee").

                                   WITNESSETH:

    WHEREAS, the Committee established to administer the ZipLink, Inc. 1999 Stock Option Plan (the "Plan") has determined that Optionee shall be granted an Option under the Plan; and

    WHEREAS, the Plan requires that the grant of an Option thereunder shall be evidenced by a written agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, the parties hereto hereby agree as follows:

1.       REFERENCE TO ZIPLINK, INC. 1999 STOCK OPTION PLAN
    The Option granted to Optionee hereunder is issued under and pursuant to the ZipLink, Inc. 1999 Stock Option Plan, the terms of which are hereby incorporated by reference. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Plan. In the event of any inconsistencies between the Plan and this Agreement, the Plan shall govern.

2.       GRANT OF OPTION
    Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an Option as provided in the following table:


     ----------------------------- ----------------------------------------
     Date of Grant:                ___________, 1999
     Date Vesting Begins:          ___________, 1999
     Shares subject to Option:     ___________
     Option Price (per share)      ___________
     ----------------------------- ----------------------------------------


3.       TYPE OF OPTION
    The Option granted hereunder shall not qualify as an Incentive Stock Option.



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4.       VESTING OF OPTIONS
    The shares subject to the Option granted hereunder may only be purchased to the extent that Optionee is vested in the Option. Optionee shall become vested in the Option granted hereunder in equal tranches of 20% of the shares subject to the Option on each of the first five anniversaries of the date that vesting begins as specified hereunder.

5.       TERMINATION OF EMPLOYMENT
    The rules provided in the Plan shall apply in the event of an Optionee's termination of employment with the Company. No part of the Option shall vest after the Termination Date.

6.       DURATION OF OPTIONS
    If not sooner terminated pursuant to the Plan, the Option granted hereunder shall expire and all rights to purchase shares pursuant to the Option (or portion thereof) shall cease as of the close of business on the last business day preceding the date which is 10 years after the Date of Grant.

7.       CANCELLATION UPON CERTAIN CONDUCT
    Notwithstanding anything herein to the contrary, in the event that the Company at any time determines, in its sole discretion, that the Optionee has engaged, or intends to engage, in conduct which is: (i) competitive with the Company, including becoming employed by, serving as a consultant or advisor to, or having a significant ownership interest in any entity which competes, directly or indirectly, with the Company, or (ii) adverse to the interests of the Company, including, without limitation, the use or dissemination of information which is confidential or proprietary to the Company, or the making of disparaging comments about the Company or any of its past or present officers, directors, shareholders or employees, its operations, products or prospects, the Option and all rights hereunder shall be deemed to have expired and terminated as to all shares subject to the Option on the date, as determined by the Company, of the conduct described in clauses (i) or (ii) of this Section. The operation of this Section shall not be affected by any notice of exercise given by the Optionee prior to the date of such determination unless the Company has theretofore issued shares pursuant to such notice.

8.       NOTICE OF DISQUALIFYING DISPOSITION
    If the Option granted to Optionee hereunder is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of: (i) the date two years after the Date of Grant, or (ii) the date one year after transfer of such Shares to Optionee upon exercise of the Incentive Stock Option, Optionee shall notify the Company in writing within 30 days after the date of any such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the then current earnings paid to Optionee.


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9.       MISCELLANEOUS
    (a) NOTICES. Any notice, request, acknowledgment, consent, or other communication to the Company or the Committee authorized or required by the Plan or this Agreement shall be in writing and shall be delivered personally, sent by registered or certified mail (postage prepaid, return receipt requested), or sent by a recognized overnight delivery service, in any such case: (i) if to the Company, to the President of the Company at the Company's principal executive offices or (ii) if to Optionee, addressed to him or her at the last address shown for him or her on the records of the Company. Any such notice shall be deemed to have been delivered, given, and received for all purposes as of the date so delivered.

(b) WAIVER. The failure of any party to insist in any one or more instances upon the performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder, or of the future performance of any such term or condition.

(c) ENTIRE AGREEMENT. This Agreement, together with the Plan, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements among the parties, whether written or oral, to the extent related to the subject matter hereof. No party hereto has relied upon any promise, representation, warranty, agreement, covenant, or undertaking, express or implied, other than those expressly set forth herein and/or in the Plan.

(d) FURTHER ACTS. Each of the parties hereto shall execute and deliver all such additional documents or legal instruments, and shall perform or cause to be performed all such further acts and things, as may be necessary or desirable to carry out the purposes and intent of this Agreement.

(e) AMENDMENT. This Agreement may not be amended, modified or altered in any manner, except pursuant to the terms of a written instrument signed by each of the parties hereto.

(f) INVALID PROVISION. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall thereafter be construed in all respects as if such invalid or unenforceable provisions were omitted.

(g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving any effect to any choice or conflict of law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.


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(h)      BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, personal representatives, heirs, devisees, guardians and assigns.

(i) ARBITRATION. Any controversy, claim, dispute, difference, or disagreement arising out of or relating to this Agreement, or any breach thereof, including without limitation any dispute concerning the scope of this arbitration provision, shall be settled by arbitration (before a single arbitrator) administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules in Boston, Massachusetts. There shall be no appeal from the award rendered by the arbitrator or arbitrators and judgment thereon may be entered in any court having jurisdiction thereof.

(j) COUNTERPARTS. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall for all purposes constitute one agreement binding upon all of the parties.

(k) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l) USAGE. In construing this Agreement, feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural for the singular, and vice versa, in any case in which the context may require. The capitalized terms used in this Agreement shall have the meaning first applied to their first usage in this Agreement unless otherwise indicated.



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             IN WITNESS WHEREOF, the parties hereto have duly executed this
         Agreement on and as of the date first above written:


                                             ZIPLINK, INC.

                                             By:______________________________

                                             Its:


                                             _________________________________
                                             Employee: